Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces Third Quarter Fiscal 2015

Results of Operations

Highlights

•	Korn Ferry reports fee revenue of $249.5 million in the third quarter of 2015, an increase of 3.0% (6.8% on a constant currency basis), from Q3 FY’14, with increases realized across all segments on a constant currency basis:

Futurestep	21.4%
Leadership and Talent Consulting	5.8%
Executive Recruitment	3.5%

•	Adjusted EBITDA margin increased 120 basis points to 15.7% in Q3 FY’15 compared to 14.5% in Q3 FY’14.

•	Q3 FY’15 and Q3 FY’14 diluted earnings per share was $0.46 and $0.43, respectively.

•	On March 1, 2015, the Company completed its previously announced acquisition of Portland-based Pivot Leadership, a global provider of innovative, customized and scalable executive development programs.

•	The Company declared its first ever quarterly dividend of $0.10 per share on March 4, 2015, payable on April 9, 2015 to stockholders of record on March 25, 2015.

Los Angeles, CA, March 9, 2015 – Korn/Ferry International (NYSE: KFY), the preeminent authority on leadership and talent, today announced third quarter fee revenue of $249.5 million and diluted earnings per share of $0.46.

“I am pleased with the results of our fiscal third quarter, which includes top line growth of 7 percent year over year at constant currency,” said Gary D. Burnison, CEO, Korn Ferry International. “As our recent acquisition of Pivot Leadership indicates, our firm is committed to creating the preeminent authority on leadership and talent, which includes deploying our capital to acquire the right intellectual property, top talent and solutions that help our clients propel their business.”

Financial Results

(dollars in millions, except per share amounts)

	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Fee revenue	$249.5	$242.2	$756.4	$708.6
Total revenue	$258.9	$251.0	$783.9	$734.8
Operating income	$32.9	$27.3	$85.9	$67.1
Operating margin	13.2%	11.3%	11.4%	9.5%
Net income	$23.0	$21.3	$62.9	$51.5
Basic earnings per share	$0.46	$0.44	$1.27	$1.07
Diluted earnings per share	$0.46	$0.43	$1.25	$1.05

EBITDA Results (a):	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA	$39.1	$35.2	$111.1	$95.2
EBITDA margin	15.7%	14.5%	14.7%	13.4%

Adjusted Results (b):	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA (a)	$39.1	$35.2	$121.0	$103.8
EBITDA margin (a)	15.7%	14.5%	16.0%	14.6%
Net income	$23.0	$21.3	$69.9	$57.3
Basic earnings per share	$0.46	$0.44	$1.41	$1.19
Diluted earnings per share	$0.46	$0.43	$1.39	$1.17

(a)    EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges (recoveries), integration and acquisition costs and certain separation costs. EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliation).

(b)    Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Integration and acquisition costs	$0.4	$—	$0.4	$0.4
Restructuring charges (recoveries), net	$(0.4)	$—	$9.5	$3.7
Separation costs	$—	$—	$—	$4.5

Fee revenue was $249.5 million in Q3 FY’15, an increase of $7.3 million, or 3.0% ($16.4 million, or 6.8% on a constant currency basis), compared to Q3 FY’14, primarily due to increases of $5.8 million and $2.1 million in fee revenue in Futurestep and Leadership & Talent Consulting, respectively, partially offset by a decrease of $0.6 million in Executive Recruitment. The overall fee revenue increase was driven by fee revenue growth in certain of our major markets – industrial and life science/healthcare, partially offset by declines in technology and education/non-profit.

Compensation and benefit expenses were $164.7 million in Q3 FY’15, an increase of $2.5 million, or 1.5%, compared to the year-ago quarter. The increase was driven by higher performance related bonus expense resulting from an increase in fee revenue and profitability as a result of the continued adoption of our strategy, including referrals between lines of business. Salaries and related payroll taxes were also higher due to an increase in the average headcount in Executive Recruitment and Futurestep in Q3 FY’15 compared to Q3 FY’14, reflecting our continued growth-related investments back into our business. These increases were partially offset by a decline in the fair value of vested amounts owed under certain deferred compensation plans.

General and administrative expenses were $36.8 million in Q3 FY’15, a decline of $0.4 million, or 1.1%, from Q3 FY’14, mainly due to a decrease in marketing and business development costs and premise and office expenses of $1.0 million and $1.0 million, respectively. These declines were partially offset by an increase in professional fees, primarily to drive our strategic initiatives and acquisition related costs.

Adjusted EBITDA was $39.1 million in Q3 FY’15, an increase of $3.9 million, or 11.1%, compared to Q3 FY’14. Adjusted EBITDA margin was 15.7% and 14.5% in Q3 FY’15 and Q3 FY’14, respectively. The increase in Adjusted EBITDA was primarily driven by $7.3 million in higher fee revenue and a $0.8 million decline in general and administrative expenses (excluding acquisition costs of $0.4 million), partially offset by an increase in compensation expense of $2.5 million and a decline in other income of $2.6 million. The decrease in other income was due in large part to the decline in the market value of mutual funds held in trust for settlement of our obligations under certain deferred compensation plans.

Operating income was $32.9 million in Q3 FY’15 and $27.3 million in Q3 FY’14 resulting in an operating margin of 13.2% in Q3 FY’15 compared to 11.3% in the year-ago quarter. Operating income was impacted by all of the above items with the exception of other income, which is not included in operating income.

Balance Sheet and Liquidity

Cash and marketable securities were $453.3 million at January 31, 2015, compared to $468.3 million at April 30, 2014. Cash and marketable securities include $133.7 million held in trust for deferred compensation plans at January 31, 2015, compared to $116.2 million at April 30, 2014. As of January 31, 2015 and April 30, 2014, we held $160.7 million and $193.3 million, respectively, of cash and cash equivalents in foreign locations. Cash and marketable securities decreased by $15.0 million from April 30, 2014, primarily due to Q1 FY’15 payments of FY’14 annual bonuses, partially offset by cash provided by operating activities.

The Company declared its first ever quarterly dividend of $0.10 per share on March 4, 2015, payable on April 9, 2015 to stockholders of record on March 25, 2015.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14

Fee revenue	$143.4	$144.0	$440.8	$420.7
Total revenue	$149.0	$149.7	$457.6	$437.5
Operating income	$33.6	$31.6	$87.7	$88.0
Operating margin	23.4%	22.0%	19.9%	20.9%

Ending number of consultants	444	429	444	429
Average number of consultants	442	421	438	414
Engagements billed	3,019	2,975	6,671	6,384
New engagements (a)	1,318	1,233	3,948	3,749

EBITDA Results (b):	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA	$35.2	$33.6	$93.6	$94.8
EBITDA margin	24.5%	23.3%	21.2%	22.5%

Adjusted Results (c):	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA (b)	$35.1	$33.6	$99.0	$96.1
EBITDA margin (b)	24.4%	23.3%	22.4%	22.8%

(a)    Represents new engagements opened in the respective period.

(b)    EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)    Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Restructuring charges (recoveries), net	$(0.1)	$—	$5.4	$1.3

Executive Recruitment

Fee revenue was $143.4 million in Q3 FY’15, a decrease of $0.6 million, or 0.4% (an increase of $5.1 million, or 3.5% on a constant currency basis), compared to Q3 FY’14. The overall decrease in fee revenue was primarily attributable to a 1.9% decrease in the weighted-average fees billed per engagement, partially offset by an increase of 1.5% in the number of engagements billed in Q3 FY’15 compared to Q3 FY’14. On a regional basis, fee revenue decreased in EMEA by $2.3 million, or 5.9% (an increase of $1.0 million, or 2.6% on a constant currency basis), partially offset by increases in North America of $0.8 million, or 1.0% ($1.4 million, or 1.8% on a constant currency basis), Asia Pacific of $0.7 million, or 3.5% ($1.6 million, or 7.9% on a constant currency basis), and South America of $0.2 million, or 2.7% ($1.1 million, or 14.7% on a constant currency basis).

Adjusted EBITDA was $35.1 million and $33.6 million during Q3 FY’15 and Q3 FY’14, respectively. The increase in Adjusted EBITDA was driven by a decrease in compensation and benefits expense of $2.0 million, partially offset by a decline in fee revenue of $0.6 million. The decrease in compensation and benefit expense was primarily due to a decrease in performance related bonus expense of $2.4 million, as a result of lower fee revenues, and a decline in the fair value of vested amounts owed under certain deferred compensation plans.

Operating income was $33.6 million in Q3 FY’15, an increase of $2.0 million, or 6.3%, compared to Q3 FY’14, resulting in an operating margin of 23.4% in the current quarter compared to 22.0% in the year-ago quarter. Operating income was impacted by all of the above items.

Selected Leadership & Talent Consulting Data

(dollars in millions)

	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Fee revenue	$64.4	$62.3	$194.3	$188.4
Total revenue	$66.0	$64.3	$199.9	$194.6
Operating income	$8.6	$5.7	$19.8	$17.0
Operating margin	13.3%	9.1%	10.2%	9.0%

Ending number of consultants (a)	140	125	140	125
Staff utilization (b)	65%	61%	70%	66%

EBITDA Results (c):	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA	$11.7	$8.9	$29.5	$26.4
EBITDA margin	18.3%	14.5%	15.2%	14.1%

Adjusted Results (d):	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA (c)	$11.7	$8.9	$32.3	$27.6
EBITDA margin (c)	18.3%	14.5%	16.6%	14.7%

(a)    Represents number of employees originating consulting services.

(b)    Calculated by dividing the number of hours of our full-time LTC professional staff, who recorded time to an engagement during the period, by the total available working hours during the same period.

(c)    EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(d)    Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Restructuring charges	$—	$—	$2.8	$1.2

Leadership & Talent Consulting

Fee revenue was $64.4 million in Q3 FY’15, an increase of $2.1 million, or 3.4% ($3.6 million, or 5.8% on a constant currency basis), from the year-ago quarter. This increase is primarily attributed to an increase in product revenue of $1.7 million in Q3 FY’15 compared to Q3 FY’14 with the remaining increase being generated by consulting fee revenue.

Adjusted EBITDA was $11.7 million during Q3 FY’15, an increase of $2.8 million, or 31.5%, compared to Q3 FY’14. Adjusted EBITDA margin was 18.3% in Q3 FY’15 compared to 14.5% in Q3 FY’14 due to an increase in fee revenue of $2.1 million and a decrease in cost of services of $1.2 million, partially offset by an increase in compensation and benefit expense of $0.9 million. The decrease in cost of services primarily relates to an increased focus on the utilization of internal resources versus contractors. In addition, the increase in Adjusted EBITDA margin was due to the change in revenue mix with a greater proportion of fee revenue for Q3 FY’15 being derived from product revenue, which yields higher margins than consulting fee revenue. The increase in compensation and benefit expenses was due to an increase in performance related bonus expense of $2.5 million resulting from higher fee revenue and profitability, and the continued adoption of the Company’s integrated go-to market strategy across all three of our lines of businesses, offset by a decrease in salaries and related payroll taxes of $1.4 million due to a 3% decrease in average headcount for Q3 FY’15 compared to Q3 FY’14.

Operating income was $8.6 million in Q3 FY’15, an increase of $2.9 million compared to the year-ago quarter, resulting in an operating margin of 13.3% in the current quarter compared to 9.1% in the year-ago quarter. The increase in operating income was due to the factors impacting Adjusted EBITDA as discussed above.

Selected Futurestep Data

(dollars in millions)

	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Fee revenue	$41.7	$35.9	$121.3	$99.5
Total revenue	$43.9	$37.0	$126.4	$102.7
Operating income	$5.8	$3.9	$14.4	$9.0
Operating margin	13.8%	10.9%	11.8%	9.1%

Engagements billed	1,171	1,242	2,710	2,592
New engagements (a)	443	584	1,633	1,829

EBITDA Results (b):	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA	$6.3	$4.4	$15.8	$10.9
EBITDA margin	14.9%	12.2%	13.0%	10.9%

Adjusted Results (c):	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA (b)	$6.0	$4.4	$16.9	$12.1
EBITDA margin (b)	14.3%	12.2%	13.9%	12.1%

(a)    Represents new engagements opened in the respective period.

(b)    EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)    Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Restructuring charges (recoveries), net	$(0.3)	$—	$1.1	$1.2

Futurestep

Fee revenue was $41.7 million in Q3 FY’15, an increase of $5.8 million, or 16.2% ($7.7 million, or 21.4% on a constant currency basis), compared to the year-ago quarter. The increase in fee revenue was driven by a 23.5% increase in the weighted average fees billed per engagement offset by a 5.7% decrease in the number of engagements billed in Q3 FY’15 compared to Q3 FY’14.

Adjusted EBITDA was $6.0 million during Q3 FY’15, an increase of $1.6 million, or 36.4%, compared to Q3 FY’14, due primarily to the increase in fee revenue of $5.8 million, partially offset by an increase in compensation and benefit expenses of $3.7 million due to an increase in salaries and related payroll taxes and performance related bonus expense, both related to an increase in profitability and an 8% increase in average headcount as well as the continued adoption of our strategy, including referrals between lines of business.

Operating income was $5.8 million in Q3 FY’15, an increase of $1.9 million, compared to Q3 FY’14, resulting in an operating margin of 13.8% in the current quarter compared to 10.9% in the year-ago quarter. The increase in operating income was due to the same factors impacting Adjusted EBITDA.

Outlook

The current strong U.S. dollar will negatively impact our FY’15 fourth quarter year-over-year and quarter sequential revenue growth. Foreign currencies weakened throughout the third quarter, negatively impacting our third quarter year-over-year fee revenue growth by approximately $9 million. Our Q4 FY’15 outlook was prepared using current translation rates, which reflect the continuing strength of the U.S dollar. As we expect the U.S. dollar to remain strong throughout the fourth quarter, our FY’15 fourth quarter fee revenue outlook reflects the negative impact we experienced in the third quarter as well as further additional downward pressure of approximately $4 - $5 million.

The acquisition of Pivot Leadership, which closed on March 1, 2015, is expected to contribute approximately $2 million of fee revenue in Q4 FY’15 with breakeven earnings results. On a run-rate basis, Pivot Leadership is expected to contribute approximately $23 million of annual fee revenue with an Adjusted EBITDA margin of approximately 14% to 15%.

Assuming worldwide economic conditions and financial markets remain where they are currently and considering the effect of foreign exchange rates as discussed above, fee revenue is expected to be in the range of $255 million to $265 million in Q4 FY’15, and diluted earnings per share are likely to be in the range of $0.44 to $0.50.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is the preeminent authority on leadership and talent. For decades, clients have trusted us to recruit leaders throughout the world. Today we are their partner in designing strategies to accelerate business outcomes through talent. For more information, visit www.kornferry.com.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted net income, adjusted to exclude restructuring charges, integration and acquisition costs and certain separation costs, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges, integration and acquisition costs and certain separation costs, net of income tax effect;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and

•	adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring charges, integration and acquisition costs and certain separation costs, and adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn Ferry’s historical performance. Korn Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2015	2014	2015	2014
	(unaudited)
Fee revenue	$249,545	$242,184	$756,435	$708,589
Reimbursed out-of-pocket engagement expenses	9,326	8,753	27,478	26,172

Total revenue	258,871	250,937	783,913	734,761

Compensation and benefits	164,802	162,228	508,564	476,294
General and administrative expenses	36,767	37,265	104,280	112,931
Reimbursed expenses	9,326	8,753	27,478	26,172
Cost of services	8,653	9,056	27,824	29,697
Depreciation and amortization	6,814	6,333	20,363	18,857
Restructuring charges (recoveries), net	(418)	—	9,468	3,682

Total operating expenses	225,944	223,635	697,977	667,633

Operating income	32,927	27,302	85,936	67,128
Other (loss) income, net	(1,478)	1,132	3,061	7,751
Interest income (expense), net	288	(873)	(1,426)	(2,102)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	31,737	27,561	87,571	72,777
Equity in earnings of unconsolidated subsidiaries	778	470	1,696	1,492
Income tax provision	9,576	6,727	26,392	22,789

Net income	$22,939	$21,304	$62,875	$51,480

Earnings per common share:
Basic	$0.46	$0.44	$1.27	$1.07

Diluted	$0.46	$0.43	$1.25	$1.05

Weighted-average common shares outstanding:
Basic	49,135	48,341	48,973	48,041

Diluted	49,724	49,181	49,663	48,977

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended January 31,				Nine Months Ended January 31,
	2015		2014	% Change	2015		2014	% Change
Fee Revenue:
Executive recruitment:
North America	$78,026		$77,208	1%	$243,055		$226,538	7%
EMEA	36,816		39,144	(6%)	113,788		107,742	6%
Asia Pacific	20,924		20,213	4%	61,615		63,063	(2%)
South America	7,713		7,477	3%	22,366		23,346	(4%)

Total executive recruitment	143,479		144,042	(0%)	440,824		420,689	5%
Leadership & Talent Consulting	64,313		62,217	3%	194,269		188,357	3%
Futurestep	41,753		35,925	16%	121,342		99,543	22%

Total fee revenue	249,545		242,184	3%	756,435		708,589	7%
Reimbursed out-of-pocket engagement expenses	9,326		8,753	7%	27,478		26,172	5%

Total revenue	$258,871		$250,937	3%	$783,913		$734,761	7%

Operating Income:		Margin		Margin		Margin		Margin

Executive recruitment:
North America	$22,673	29.1%	$19,919	25.8%	$60,788	25.0%	$51,773	22.9%
EMEA	5,073	13.8%	6,649	17.0%	13,337	11.7%	18,469	17.1%
Asia Pacific	4,096	19.6%	3,922	19.4%	10,042	16.3%	12,894	20.4%
South America	1,741	22.6%	1,132	15.1%	3,513	15.7%	4,893	21.0%

Total executive recruitment	33,583	23.4%	31,622	22.0%	87,680	19.9%	88,029	20.9%
Leadership & Talent Consulting	8,577	13.3%	5,651	9.1%	19,799	10.2%	16,992	9.0%
Futurestep	5,760	13.8%	3,925	10.9%	14,367	11.8%	9,009	9.1%
Corporate	(14,993)		(13,896)		(35,910)		(46,902)

Total operating income	$32,927	13.2%	$27,302	11.3%	$85,936	11.4%	$67,128	9.5%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	January 31, 2015		April 30, 2014
ASSETS	(unaudited	)
Cash and cash equivalents	$304,451		$333,717
Marketable securities	28,291		9,566
Receivables due from clients, net of allowance for doubtful accounts of $10,589 and $9,513 respectively	201,486		175,986
Income taxes and other receivables	7,375		8,244
Deferred income taxes	3,975		4,486
Prepaid expenses and other assets	31,295		29,955

Total current assets	576,873		561,954

Marketable securities, non-current	120,578		124,993
Property and equipment, net	59,806		60,434
Cash surrender value of company owned life insurance policies, net of loans	100,343		94,274
Deferred income taxes	54,501		55,039
Goodwill	242,784		257,582
Intangible assets, net	43,467		49,560
Investments and other assets	34,184		29,830

Total assets	$1,232,536		$1,233,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$18,270		$19,375
Income taxes payable	8,011		13,014
Compensation and benefits payable	169,314		192,035
Other accrued liabilities	65,231		62,509

Total current liabilities	260,826		286,933

Deferred compensation and other retirement plans	164,417		169,235
Other liabilities	19,695		21,962

Total liabilities	444,938		478,130

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 62,797 and 62,282 shares issued and 50,391 and 49,811 shares outstanding, respectively	459,689		449,631
Retained earnings	371,656		308,781
Accumulated other comprehensive loss, net	(43,747)		(2,388)

Stockholders’ equity	787,598		756,024
Less: notes receivable from stockholders	—		(488)

Total stockholders’ equity	787,598		755,536

Total liabilities and stockholders’ equity	$1,232,536		$1,233,666

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31, 2015			Three Months Ended January 31, 2014
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$249,545		$249,545	$242,184		$242,184
Reimbursed out-of-pocket engagement expenses	9,326		9,326	8,753		8,753

Total revenue	258,871		258,871	250,937		250,937

Compensation and benefits	164,802		164,802	162,228		162,228
General and administrative expenses	36,767	(445)	36,322	37,265		37,265
Reimbursed expenses	9,326		9,326	8,753		8,753
Cost of services	8,653		8,653	9,056		9,056
Depreciation and amortization	6,814		6,814	6,333		6,333
Restructuring recoveries, net	(418)	418	—	—		—

Total operating expenses	225,944	(27)	225,917	223,635	—	223,635

Operating income	32,927	27	32,954	27,302	—	27,302
Other (loss) income, net	(1,478)		(1,478)	1,132		1,132
Interest income (expense), net	288		288	(873)		(873)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	31,737	27	31,764	27,561	—	27,561
Equity in earnings of unconsolidated subsidiaries	778		778	470		470
Income tax provision (1) (2)	9,576	8	9,584	6,727		6,727

Net income	$22,939	$19	$22,958	$21,304	$—	$21,304

Earnings per common share:
Basic	$0.46		$0.46	$0.44		$0.44

Diluted	$0.46		$0.46	$0.43		$0.43

Weighted-average common shares outstanding:
Basic	49,135		49,135	48,341		48,341

Diluted	49,724		49,724	49,181		49,181

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 30% for the as adjusted amounts for the three months ended January 31, 2015.
(2)	The three months ended January 31, 2015 includes the tax effect on restructuring charges, net and acquisition costs.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended January 31, 2015			Nine Months Ended January 31, 2014
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$756,435		$756,435	$708,589		$708,589
Reimbursed out-of-pocket engagement expenses	27,478		27,478	26,172		26,172

Total revenue	783,913		783,913	734,761		734,761

Compensation and benefits	508,564	—	508,564	476,294	(4,500)	471,794
General and administrative expenses	104,280	(445)	103,835	112,931	(394)	112,537
Reimbursed expenses	27,478		27,478	26,172		26,172
Cost of services	27,824		27,824	29,697		29,697
Depreciation and amortization	20,363		20,363	18,857		18,857
Restructuring charges, net	9,468	(9,468)	—	3,682	(3,682)	—

Total operating expenses	697,977	(9,913)	688,064	667,633	(8,576)	659,057

Operating income	85,936	9,913	95,849	67,128	8,576	75,704
Other income, net	3,061		3,061	7,751		7,751
Interest expense, net	(1,426)		(1,426)	(2,102)		(2,102)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	87,571	9,913	97,484	72,777	8,576	81,353
Equity in earnings of unconsolidated subsidiaries	1,696		1,696	1,492		1,492
Income tax provision (1) (2)	26,392	2,950	29,342	22,789	2,796	25,585

Net income	$62,875	$6,963	$69,838	$51,480	$5,780	$57,260

Earnings per common share:
Basic	$1.27		$1.41	$1.07		$1.19

Diluted	$1.25		$1.39	$1.05		$1.17

Weighted-average common shares outstanding:
Basic	48,973		48,973	48,041		48,041

Diluted	49,663		49,663	48,977		48,977

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 30% and 31% for the as adjusted amounts for the nine months ended January 31, 2015 and 2014, respectively.
(2)	The nine months ended January 31, 2015 includes the tax effect on restructuring charges, net and acquisition costs, while the nine months ended January 31, 2014 includes the tax effect on restructuring charges, separation costs, and integration/acquisition costs associated with the acquisition of PDI Ninth House.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended January 31, 2015
	Executive Recruitment					Leadership & Talent Consulting
	North America	EMEA	Asia Pacific	South America	Subtotal		Futurestep	Corporate	Consolidated
Fee revenue	$78,026	$36,816	$20,924	$7,713	$143,479	$64,313	$41,753	$—	$249,545

Net income									$22,939
Other loss, net									1,478
Interest income, net									(288)
Equity in earnings of unconsolidated subsidiaries, net									(778)
Income tax provision									9,576

Operating income (loss)	$22,673	$5,073	$4,096	$1,741	$33,583	$8,577	$5,760	$(14,993)	32,927
Depreciation and amortization	867	431	216	79	1,593	3,317	469	1,435	6,814
Other (loss) income, net	(225)	24	25	41	(135)	(156)	4	(1,191)	(1,478)
Equity in earnings of unconsolidated subsidiaries, net	103	—	—	—	103	—	—	675	778

EBITDA	23,418	5,528	4,337	1,861	35,144	11,738	6,233	(14,074)	39,041

EBITDA margin	30.0%	15.0%	20.7%	24.1%	24.5%	18.3%	14.9%		15.7%
Restructuring recoveries, net	—	—	—	(148)	(148)	—	(270)	—	(418)
Acquisition costs	—	—	—	—	—	—	—	445	445

Adjusted EBITDA	$23,418	$5,528	$4,337	$1,713	$34,996	$11,738	$5,963	$(13,629)	$39,068

Adjusted EBITDA margin	30.0%	15.0%	20.7%	22.2%	24.4%	18.3%	14.3%		15.7%

	Three Months Ended January 31, 2014
	Executive Recruitment					Leadership & Talent Consulting
	North America	EMEA	Asia Pacific	South America	Subtotal		Futurestep	Corporate	Consolidated
Fee revenue	$77,208	$39,144	$20,213	$7,477	$144,042	$62,217	$35,925	$—	$242,184

Net income									$21,304
Other income, net									(1,132)
Interest expense, net									873
Equity in earnings of unconsolidated subsidiaries, net									(470)
Income tax provision									6,727

Operating income (loss)	$19,919	$6,649	$3,922	$1,132	$31,622	$5,651	$3,925	$(13,896)	27,302
Depreciation and amortization	849	452	267	52	1,620	3,272	437	1,004	6,333
Other income, net	81	121	52	—	254	92	28	758	1,132
Equity in earnings of unconsolidated subsidiaries, net	36	—	—	—	36	—	—	434	470

EBITDA	20,885	7,222	4,241	1,184	33,532	9,015	4,390	(11,700)	35,237

EBITDA margin	27.1%	18.4%	21.0%	15.8%	23.3%	14.5%	12.2%		14.5%
Adjusted EBITDA	$20,885	$7,222	$4,241	$1,184	$33,532	$9,015	$4,390	$(11,700)	$35,237

Adjusted EBITDA margin	27.1%	18.4%	21.0%	15.8%	23.3%	14.5%	12.2%		14.5%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Nine Months Ended January 31, 2015
	Executive Recruitment					Leadership & Talent Consulting
	North America	EMEA	Asia Pacific	South America	Subtotal		Futurestep	Corporate	Consolidated
Fee revenue	$243,055	$113,788	$61,615	$22,366	$440,824	$194,269	$121,342	$—	$756,435

Net income									$62,875
Other income, net									(3,061)
Interest expense, net									1,426
Equity in earnings of unconsolidated subsidiaries, net									(1,696)
Income tax provision									26,392

Operating income (loss)	$60,788	$13,337	$10,042	$3,513	$87,680	$19,799	$14,367	$(35,910)	85,936
Depreciation and amortization	2,662	1,366	771	249	5,048	9,848	1,374	4,093	20,363
Other income (loss), net	98	69	283	87	537	(111)	27	2,608	3,061
Equity in earnings of unconsolidated subsidiaries, net	281	—	—	—	281	—	—	1,415	1,696

EBITDA	63,829	14,772	11,096	3,849	93,546	29,536	15,768	(27,794)	111,056

EBITDA margin	26.3%	13.0%	18.0%	17.2%	21.2%	15.2%	13.0%		14.7%
Restructuring charges, net	1,151	3,987	17	229	5,384	2,758	1,154	172	9,468
Acquisition costs	—	—	—	—	—	—	—	445	445

Adjusted EBITDA	$64,980	$18,759	$11,113	$4,078	$98,930	$32,294	$16,922	$(27,177)	$120,969

Adjusted EBITDA margin	26.7%	16.5%	18.0%	18.2%	22.4%	16.6%	13.9%		16.0%

	Nine Months Ended January 31, 2014
	Executive Recruitment					Leadership & Talent Consulting
	North America	EMEA	Asia Pacific	South America	Subtotal		Futurestep	Corporate	Consolidated
Fee revenue	$226,538	$107,742	$63,063	$23,346	$420,689	$188,357	$99,543	$—	$708,589

Net income									$51,480
Other income, net									(7,751)
Interest expense, net									2,102
Equity in earnings of unconsolidated subsidiaries, net									(1,492)
Income tax provision									22,789

Operating income (loss)	$51,773	$18,469	$12,894	$4,893	$88,029	$16,992	$9,009	$(46,902)	67,128
Depreciation and amortization	2,732	1,339	1,102	225	5,398	9,330	1,285	2,844	18,857
Other income, net	529	403	144	10	1,086	145	576	5,944	7,751
Equity in earnings of unconsolidated subsidiaries, net	258	—	—	—	258	—	—	1,234	1,492

EBITDA	55,292	20,211	14,140	5,128	94,771	26,467	10,870	(36,880)	95,228

EBITDA margin	24.4%	18.8%	22.4%	22.0%	22.5%	14.1%	10.9%		13.4%
Restructuring charges, net	816	460	60	—	1,336	1,149	1,134	63	3,682
Separation costs	—	—	—	—	—	—	—	4,500	4,500
Integration/acquisition costs	—	—	—	—	—	—	—	394	394

Adjusted EBITDA	$56,108	$20,671	$14,200	$5,128	$96,107	$27,616	$12,004	$(31,923)	$103,804

Adjusted EBITDA margin	24.8%	19.2%	22.5%	22.0%	22.8%	14.7%	12.1%		14.6%